SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2018

Globe Photos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-722-6113

Capital Art, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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SECTION 5 – Corporate Governance and Management

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2018, we filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger with our wholly-owned subsidiary, Globe Photos, Inc. Shareholder approval was not required pursuant to the Delaware General Corporation Law. As part of the merger, our board of directors authorized a change in our name to “Globe Photos, Inc.” and our Certificate of Incorporation has been amended to reflect this name change.

A copy of the Certificate of Merger is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

In connection with the name change, we have the following new CUSIP number: 379504 103. We have submitted the required information to FINRA and we were provided an effective date of June 25, 2018 for the name change and an effective date of June 29, 2018 for the new stock symbol. Our common stock will trade under the symbol "GBPT" that more resembles our new name.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	A copy of the Certificate of Merger, as corrected, is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globe Photos, Inc.

/s/ Stuart Scheinman

Stuart Scheinman
Chief Executive Officer

Date: June 28, 2018

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